Exhibit 99.1

Tapestry, Inc. Announces Closing of $1.5 Billion Senior Unsecured Notes Offering

New York, December 11, 2024 –Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, announced the closing of the offering of its $750.0 million aggregate principal amount of 5.100% senior unsecured notes due 2030 and its $750.0 million aggregate principal amount of 5.500% senior unsecured notes due 2035.

The Company intends to use the net proceeds from this offering, together with cash on hand, to repay outstanding loans under its term loan credit agreement and to repay borrowings under its revolving credit facility, which were used to fund the share repurchases under the Company’s accelerated share repurchase agreements, and for general corporate purposes.

Lead Book Running Managers

BofA Securities, Morgan Stanley, and J.P. Morgan acted as joint lead book‑running managers for this offering.

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This press release may contain certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on management’s current expectations, that involve risks and uncertainties that could cause our actual results to differ materially from our current expectations. Forward statements in this press release include, but are not limited to statements that can be identified by use of forward-looking terminology such as “may,” “can,” “continue,” “project,” “assumption,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “well positioned to,” “plan,” “potential,” “position,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. We assume no obligation to revise or update any such forward-looking statements for any reason, except as required by law. Our actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of factors, including, but not limited to: the impact of economic conditions, recession and inflationary measures; our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies; our ability to successfully implement the initiatives under our 2025 growth strategy; the effect of existing and new competition in the marketplace; our ability to achieve intended benefits, cost savings and synergies from acquisitions; our ability to control costs; the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cyber security threats and privacy or data security breaches; our ability to satisfy our outstanding debt obligations or incur additional indebtedness; the risks associated with climate change and other corporate responsibility issues; the impact of tax and other legislation; the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products; our ability to protect against infringement of our trademarks and other proprietary rights; and the impact of pending and potential future legal proceedings. These factors are not necessarily all of the factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com

Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com

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